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                                USD 27,500,000.00

                                CREDIT AGREEMENT

                                      AMONG

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                 AS THE LENDER,

                              HORIZON VESSELS, INC.

                                 AS THE BORROWER

                                       AND

                       HORIZON OFFSHORE CONTRACTORS, INC.

                                       AND

                             HORIZON OFFSHORE, INC.

                                AS THE GUARANTORS

                            DATED AS OF MAY 10, 2001

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Section 1.  Definitions......................................................1
      1.1   Certain Definitions..............................................1
      1.2   Accounting Terms.................................................7

Section 2   .................................................................7
      2.1   Revolving Credit Facility........................................7
      2.2   Availability.....................................................8
      2.3   Initial Availability.............................................8
      2.4   Reduction of Initial Availability................................8
      2.5   Subsequent Availability..........................................9
      2.6   Annual Review....................................................9

Section 3.  The Note........................................................10

Section 4.  Manner of Drawdown..............................................10
      4.1   Manner of Drawdown..............................................10
      4.2   Disbursement of Funds...........................................10
      4.3   Failure to Borrow; Delay........................................10

Section 5   Interest........................................................11
      5.1   Rate of Interest................................................11
      5.2   Payment of Interest.............................................11
      5.3   Overdue Payment of Principal and Interest.......................11
      5.4   Compliance with Law.............................................11

Section 6   Loan Payments...................................................12
      6.1   Payments on Non-Business Days...................................12
      6.2   Repayment of Loan...............................................12
      6.3   Payment Procedure...............................................13
      6.4   Net Payments....................................................13
      6.5   Rights of Set-off...............................................13
      6.6   Changes in Circumstances........................................13

Section 7   Security........................................................16
      7.1   Mortgages.......................................................16
      7.2   Guaranty........................................................16
      7.3   Further Assurances..............................................16


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Section 8   Conditions Precedent............................................16
      8.1   Documents Required as Conditions Precedent to the Drawdown of
            the First Advance...............................................16
      8.2   Additional Conditions Precedent to Subsequent Advances..........18
      8.3   Waiver of Conditions Precedent..................................19

Section 9   Fees and Expenses...............................................19
      9.1   Fees............................................................19
      9.2   Expenses........................................................19
      9.3   General Indemnity...............................................19
      9.4   Survival........................................................21

Section 10  Representations and Warranties of Borrower......................21
      10.1  Due Incorporation, Qualification, Etc...........................21
      10.2  Capacity........................................................21
      10.3  Authority and Enforceability....................................21
      10.4  Governmental Approvals..........................................22
      10.5  Compliance with Other Instruments...............................22
      10.6  Financial Statements............................................22
      10.7  Material Adverse Events.........................................23
      10.8  Litigation, Etc.................................................23
      10.9  Principal Place of Business.....................................23
      10.10 Patent and Other Rights.........................................23
      10.11 Taxes...........................................................23
      10.12 Employee Retirement Income
            Security Act of 1974............................................24
      10.13 Investment Company Act of 1940..................................24
      10.14 Subsidiaries. The Borrower has no subsidiaries..................24
      10.15 Environmental Compliance........................................24
      10.16 Indebtedness....................................................25

Section 11  Affirmative Covenants of Borrower...............................25
      11.1  Financial Statements, Reports and Inspection....................26
      11.2  Insurance.......................................................28
      11.3  Other Debt......................................................28
      11.4  Maintenance of Existence; Conduct of Business...................28
      11.5  Financial Records...............................................28
      11.6  Environmental Compliance........................................28
      11.7  Environmental Notifications.....................................29
      11.8  Environmental Indemnification...................................30
      11.9  Subordination of Indebtedness...................................30


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Section 12   Negative Covenants of Borrower.................................30
      12.1   Liens..........................................................30
      12.2   Line of Business...............................................32
      12.3   Consolidation, Merger, Etc.....................................32
      12.4   Modification of Agreements.....................................32
      12.5   Indebtedness...................................................32
      12.6   Reportable Event...............................................33
      12.7   Change of Legal Structure......................................33
      12.8   Change of Place of Business....................................33
      12.9   Subsidiaries...................................................33
      12.10  Management of Vessels..........................................33
      12.11  Charter........................................................33
      12.12  Modifications to Vessels.......................................33
      12.13  Sale of Vessel, Etc............................................33
      12.14  Current Ratio..................................................34
      12.15  Working Capital................................................34
      12.16  Fixed Charge Coverage Ratio....................................34
      12.17  Debt Ratio.....................................................34
      12.18  Net Worth......................................................34
      12.19  Compliance with Federal Reserve Board Regulations..............34
      12.20  Loans and Investments..........................................35
      12.21  Contracts with Affiliates......................................35
      12.22  Change of Management...........................................35
      12.23  Lease Payments.................................................35
      12.24  Dividends......................................................35
      12.25  Fiscal Years...................................................35
      12.26  Capital Expenditures...........................................35
      12.27  Use of Vessels.................................................35

Section 13   Events of Default..............................................35
      13.1   Events.........................................................35


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Section 14   Miscellaneous..................................................38
      14.1   Entire Agreement...............................................38
      14.2   No Waiver......................................................38
      14.3   Survival.......................................................38
      14.4   Notices........................................................38
      14.5   Termination....................................................39
      14.6   Severability of Provisions.....................................39
      14.7   Successors and Assigns.........................................39
      14.8   Assignment and Participation...................................39
      14.9   Counterparts...................................................40
      14.10  Jurisdiction...................................................40
      14.11  Choice of Law..................................................40
      14.12  Waiver of Jury Trial...........................................40
      14.13  Amendment and Waiver...........................................41
      14.14  No Oral Agreements.............................................41
      14.15  Headings, Etc..................................................41
      14.16  Taxes..........................................................41
      14.17  Controlling Agreement..........................................41

Exhibit A -       Promissory Note
Exhibit B -       Request for Borrowing


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                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT dated as of May 10, 2001 (this "Credit Agreement"), among Horizon Vessels, Inc., a corporation organized and existing under the laws of the State of Delaware, (the "Borrower"), Horizon Offshore, Inc., a corporation organized and existing under the laws of the State of Delaware and Horizon Offshore Contractors, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Guarantors") and The CIT Group/Equipment Financing, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Lender").

                              W I T N E S S E T H:

      WHEREAS, the Borrower is in the offshore construction business; and

      WHEREAS, the Borrower has requested financing from Lender in a principal amount of up to Twenty Seven Million Five Hundred Thousand United States Dollars (USD 27,500,000.00) to repay existing debt of the Borrower, assist with the cost of upgrading the Vessels and provide working capital for the Borrower; and

      WHEREAS, the Lender is prepared to provide the financing described above on the terms and conditions contained in this Credit Agreement;

      NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. DEFINITIONS.

      1.1 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

      "ADVANCE" means a loan by the Lender to the Borrower under this Credit Agreement.

      "AFFILIATE" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(ii) any director or officer of such first Person or of any Person referred to in clause (i) above. For the purposes of this definition "control" of any Person includes (a) with respect to any corporation or other Person having voting shares or the equivalent and elected directors,


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managers, or Persons performing similar functions, the ownership or power to vote, directly or indirectly shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or beneficial interest in any other entity and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

      "AVAILABILITY" means at any time an amount determined pursuant to Section 2 below.

      "BUSINESS DAY" means any day on which commercial banks are open for business in Houston, Texas, and New York, New York.

      "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits (including Eurodollar time deposits) and certificates of deposit of any bank meeting the qualifications specified in clause (iv) below with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (iv) below, (iv) commercial paper issued by the parent corporation of any bank referred to in this clause (iv) or any commercial bank of recognized standing having capital and surplus in excess of USD 300,000,000.00 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case maturing within 90 days after the date of acquisition, and (v) remarketed certificates of participation issued through any bank meeting the qualifications specified in clause (iv) above rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and maturing within 90 days after the date of acquisition.

      "COLLATERAL VALUE" means the most recent determination of the aggregate Distress Values of the Vessels.

      "COMMITMENT" means USD 27,500,000.00.

      "CONTROLLED GROUP" means a "controlled group of corporations" as defined in Section 1563(a) of the Internal


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Revenue Code of 1986, as amended, determined without regard to Section
1563(a)(4) and (e) (3) (C) of such Code, of which either Borrower is a part.

      "CURRENT ASSETS" means those assets of the Parent which would in accordance with GAAP be classified on a consolidated basis as current assets of a corporation conducting a business the same as or similar to the business of the Borrower and the Guarantors.

      "CURRENT LIABILITIES" means Indebtedness of the Parent which would in accordance with GAAP be classified on a consolidated basis as current liabilities of a corporation conducting a business the same as or similar to the business of the Borrower and the Guarantors, including the current maturities of amounts outstanding under this Credit Agreement and the current maturities of the Borrower's or the Guarantors' other long-term debt.

      "CURRENT RATIO" means the ratio of the Parent's Current Assets to the Parent's Current Liabilities.

      "DEBT RATIO" means the Parent's total consolidated long-term funded debt plus capitalized lease obligations divided by the sum of consolidated long-term funded debt, capitalized lease obligations and stockholders' equity.

      "DISTRESS VALUE" means for any Vessel the meaning customarily attributed to it in the marine equipment appraisal industry at the time of valuation, less the estimated marshalling, reconditioning and sale expenses designed to maximize the resale value of such Vessel, all as determined by an independent appraisal firm chosen by the Lender and reasonably acceptable to the Borrower. The appraisal firm's valuation shall be made with or without physical inspection as required by this Credit Agreement.

      "DOLLARS" and the sign "USD" mean lawful money of the United States of America.

      "DRAWDOWN DATE" means the date upon which an Advance is made.

      "EBITDA" means, for any period, the consolidated earnings of the Parent during such period from continuing operations, before gains or losses on sales of assets (to the extent such gains or losses are included in earnings from continuing operations) and extraordinary items, as determined under GAAP,


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federal, state, foreign and local income taxes, Interest Expense, depreciation and amortization.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EVENT OF DEFAULT" means each of the Events of Default described in
Section 13 hereof.

      "FIXED CHARGE COVERAGE RATIO" means for any period, EBITDA divided by the sum total of Interest Expense, required principal payments on Indebtedness and capital leases, and actual Taxes paid.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

      "GOVERNMENTAL AGENCY" means any United States or foreign government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

      "GOVERNING RATE" means a rate equal to the Thirty Day LIBOR Rate. "THIRTY DAY LIBOR RATE" shall mean the rate of interest set forth in the "Money Rates" column of the Wall Street Journal under the heading "London Interbank Offering Rates (LIBOR)" for thirty days (presently described there as the average of interbank offering rates for dollar deposits in the London market presently based on quotations at sixteen major banks), which appears in the Wall Street Journal. If such rate does not appear in the Wall Street Journal, the Thirty Day LIBOR Rate shall be determined from such source as the Lender shall determine. The Governing Rate shall be determined as of the first Business Day of each month and be applicable for that month.

      "GUARANTY" means the guaranty by the Guarantors of the Borrower's obligations under this Credit Agreement and the Note dated as of the date hereof, as amended and ratified from time to time.

      "HAZARDOUS SUBSTANCES" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive


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Environmental Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C. ss. 9601, ET SEQ. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 9601, ET SEQ. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S. C. ss. 2601, ET SEQ. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, ET seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ. (hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any waste, substance or material, currently in effect or at any time hereafter adopted.

      "INDEBTEDNESS" of the Borrower or the Guarantors means all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of the Borrower or the Guarantors, as of the date as of which indebtedness and liabilities is to be determined and shall include all indebtedness and liabilities of others assumed or guaranteed by the Borrower or the Guarantors or in respect of which the Borrower or the Guarantors are secondarily or contingently liable (other than by endorsement of instruments in the course of collection and performance guarantees and similar transactions entered into in the ordinary course of business) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise but shall exclude deferred Taxes.

      "INTEREST EXPENSE" means, with respect to any Person, for any period of determination, its interest expense determined in accordance with GAAP.

      "INTEREST PAYMENT DATE" means, with respect to any Advance, the last Business Day of each month.

      "INTEREST PERIOD" means each respective and successive calendar month commencing on the last day of the month in which the initial Advance is made; provided, however, that no Interest Period shall commence or extend beyond the Maturity Date.

      "LOAN" means the principal amounts advanced by the Lender hereunder and outstanding.

      "LOAN DOCUMENTS" means this Credit Agreement, the Mortgages, the Guaranty, and the Note.


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      "MATERIAL ADVERSE EFFECT" or "MATERIALLY ADVERSELY AFFECTED" means, unless specified otherwise, to affect in a material manner the ability of the Borrower to perform its obligations under this Credit Agreement or the ability of the Guarantors to perform their obligations under the Guaranty.

      "MATURITY DATE" means May 10, 2004.

      "MORTGAGES" means the United States First Preferred Fleet Mortgage on the U.S. flag Vessels and the Vanuatu First Preferred Fleet Mortgage on the Vanuatu flag Vessels.

      "NET WORTH" means at a particular date, the sum of the Parent's capital stock (excluding treasury stock), warrants, surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus), debt that is specifically subordinated to the Loan on terms acceptable to the Lender accounted on a consolidated basis appearing on a consolidated balance sheet prepared in accordance with GAAP as of the date of determination and after deducting therefrom the net book value of all assets (after deducting any reserves applicable thereto) which would be treated as intangibles under GAAP (including without limitation, such items as goodwill, trademarks, trade names, patents and licenses, franchises and operating rights).

      "NOTE" means the secured promissory note of the Borrower in the original principal amount of USD 27,500,000.00, substantially in the form of Exhibit A hereto and all renewals, extensions, rearrangements and replacements thereof.

      "OBLIGATIONS" means and includes all loans, advances, debts, liabilities, obligations, letters of credit or any other financial accommodations, howsoever arising, owing by the Borrower to the Lender of every kind and description (whether or not for the payment of money); direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Credit Agreement, the Note and the other Loan Documents, including, without limitation, all interest and other expenses that the Borrower is obligated to pay thereunder.

      "PARENT" means Horizon Offshore, Inc., a Delaware corporation.

      "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, government, Governmental Agency or any other entity other than


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the Borrower and whether acting in an individual, fiduciary or other capacity.

      "PLAN" means any employee pension benefit plan subject to Title IV of ERISA and maintained by the Borrower or any member of a Controlled Group, or any such plan, to which the Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees.

      "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA (29 U.S.C. ss.1343), except events for which the notice provision has been waived by the Pension Benefit Guaranty Corporation.

      "REQUEST FOR BORROWING" means each request for borrowing given by the Borrower pursuant to Section 4.1(c) hereof, substantially in the form attached hereto as Exhibit B.

      "REVOLVING CREDIT FACILITY" means the USD 27,500,000.00 senior secured revolving loan provided for in Section 2 of this Credit Agreement.

      "TAXES" means any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof.

      "VESSELS" means the two (2) U.S. flag vessels and the four (4) Vanuatu flag vessels listed on Schedule 1 attached hereto.

      "WORKING CAPITAL" means the excess of the Parent's Current Assets over its Current Liabilities.

      1.2 ACCOUNTING TERMS. Except as expressly stated herein, all accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in preparation of the consolidated financial statements of the Parent referred to in Section 11.1 hereof.

Section 2.

      2.1 REVOLVING CREDIT FACILITY.

      Upon the terms and subject to the conditions herein set forth, the Lender agrees to make the senior secured revolving credit facility available to the Borrower by, from time to time prior to the Maturity Date, making an Advance or Advances to the Borrower, PROVIDED that the principal amounts of all outstanding Advances shall not exceed, in the aggregate, the lesser of the


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Availability or USD 27,500,000.00 at any one time. Within such limit, the
Borrower may borrow, repay pursuant to Section 6.2(a) and reborrow under this
Section 2.1. Each borrowing by the Borrower from the Lender under this Section
2.1 shall be no less than USD 100,000.00.

      2.2 AVAILABILITY.

      (a) Notwithstanding any other provision of this Credit Agreement, the aggregate principal amount of Advances at any time outstanding shall not be in excess of the Availability.

      (b) Within thirty (30) days of the initial Drawdown Date, the Lender shall obtain an appraisal of the Vessels. This appraisal may be a desktop appraisal not involving the physical inspection of the Vessels and shall serve as the basis for the determination of the Distress Value, Collateral Value and Availability for the initial Advance. Within ninety (90) days of the initial Drawdown Date, the Lender shall obtain appraisals of the Vessels based on physical inspections of the Vessels, which appraisal shall serve as the basis for the Distress Value, Collateral Value and Availability until the first anniversary of the initial Drawdown Date. Appraisals based on physical inspections of the Vessel will be obtained by the Lender by succeeding anniversary dates of the initial Drawdown Date in order to establish the Distress Value, Collateral Value and Availability for the succeeding year.

      (c) If at any time the test of Section 2.2(a) above is not met, the Borrower shall at the Lender's direction either (i) within ten (10) Business Days provide to the Lender sufficient additional collateral in form and substance satisfactory to the Lender as shall be necessary to insure that the test of Section 2.2(a) above is satisfied or (ii) within three (3) Business Days prepay pursuant to Section 6.2 below an amount as may be necessary to reduce the aggregate principal amount outstanding under the Loan to an amount which will allow the test of Section 2.2(a) above to be met. The cure periods listed above shall commence on the date notice of the Lender's decision is given to the Borrower.

      2.3 INITIAL AVAILABILITY. Notwithstanding anything else contained in this Credit Agreement, the initial Advance may be in an amount equal to the Commitment.

      2.4 REDUCTION OF INITIAL AVAILABILITY. If the appraisal referred to in the first sentence of Section 2.2(b) above is not received within the time period referred to in such section, the


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Availability shall be immediately reduced to USD 22,500,000 and if such appraisal is not received within ninety (90) days of the initial Drawdown Date, the Availability will be immediately reduced to USD 17,000,000.

      2.5 SUBSEQUENT AVAILABILITY. Following the receipt of the appraisal referred to in Section 2.2(b) above, the Availability shall be the lesser of 66 2/3% of Collateral Value or USD 27,500,000. After the initial Advance, the Availability for subsequent Advances will be the difference between amounts outstanding under the Loan and 66 2/3% of Collateral Value, or USD 27,500,000, whichever is less.

      2.6 ANNUAL REVIEW. (a) On each anniversary of the first Drawdown Date, the Lender shall conduct a review of the Loan. As part of such review, the Lender shall consider the annual appraisals of the Vessels referred to in Section 2.2(b) above, the most recent financial information of the Borrower and the Guarantors provided pursuant to Section 11.1 below, the compliance of the Borrowers and the Guarantors with the covenants contained in Sections 11 and 12 below and the payment and default history of the Borrower under this Credit Agreement.

      (b) If as a result of such review the Lender determines in its absolute discretion that it wishes to terminate this Credit Agreement, it shall give the Borrower written notice of such decision and the Borrower shall pay all amounts outstanding under this Credit Agreement, the Note and the other Loan Documents and all accrued interest thereon within five (5) Business Days of such notice. No prepayment premium or penalty shall be due in connection with such payment.

      (c) If the Borrower wishes to extend the Loan and this Credit Agreement beyond the Maturity Date, it shall give the Lender written notice of such a request not less than one hundred and twenty (120) days before the next anniversary of the first Drawdown Date. The Lender shall then conduct the review described in Section 2.6(a) above and at least thirty (30) days prior to the next anniversary of the first Drawdown Date the Lender shall inform the Borrower in writing whether it agrees to such an extension and, if so, on what terms and conditions. If the Borrower does not agree to such terms and conditions, all amounts outstanding under this Credit Agreement, the Note and the other Loan Documents and all accrued interest thereon shall be paid by the Borrower on the Maturity Date.


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Section 3. THE NOTE.

      (a) The Borrower's obligations to pay the principal of, and interest on, the Loan shall be evidenced by the Note.

      (b) At the time of the making of each Advance, and upon each payment of the principal of the Loan, the Lender, and is hereby authorized to, make a notation on the Note specifying the date and the amount of such Advance or such payment. Failure to make any such notation shall not limit or otherwise affect the Borrower's or either Guarantors' obligations in respect of this Credit Agreement or the Note.

Section 4. MANNER OF DRAWDOWN.

      4.1 MANNER OF DRAWDOWN. The Borrower may draw an Advance upon:

      (a) The Lender's prior satisfaction that the relevant conditions set out in Section 8 below have been complied with.

      (b) No event having occurred to the actual knowledge of the Borrower which, with or without notice or lapse of time, would constitute an Event of Default.

      (c) The Lender having received from the Borrower, an irrevocable Request for Borrowing before 10:00 a.m. New York time at least one (1) and not more than ten (10) Business Days prior to the Drawdown Date selected by the Borrower.

      4.2 DISBURSEMENT OF FUNDS. Disbursement of each Advance's proceeds shall be made by the Lender to the Borrower as directed by the Borrower in the Request for Borrowing.

      4.3 FAILURE TO BORROW; DELAY. If the borrowing described in any Request for Borrowing fails to take place or is delayed because any of the conditions specified in Section 8 below are not satisfied, the Borrower shall indemnify the Lender against any loss incurred as a result of the giving of such Request for Borrowing, including without limitation any loss resulting from actions taken by the Lender to fund the requested Advance, but excluding any loss resulting from the gross negligence or willful misconduct of the Lender. A certificate of the Lender stating in reasonable detail the amount of, and basis for, any such loss incurred by the Lender shall be conclusive absent manifest error.


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Section 5. INTEREST.

      5.1 RATE OF INTEREST.

      (a) The Borrower agrees to pay interest in respect on the average daily balance of all amounts outstanding under the Loan at a rate per annum of the Governing Rate plus 2.90%.

      (b) Interest on unpaid principal amounts of the Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

      5.2 PAYMENT OF INTEREST. Interest shall be paid by the Borrower on each Interest Payment Date.

      5.3 OVERDUE PAYMENT OF PRINCIPAL AND INTEREST. Overdue principal of, and (to the extent permitted by law) overdue interest in respect of, amounts due under this Credit Agreement shall bear interest, payable on demand, at a rate per annum which shall be 2% in excess of the interest rate otherwise applicable pursuant to Section 5.1 above.

      5.4 COMPLIANCE WITH LAW. Notwithstanding any provision of this Credit Agreement or the Note to the contrary, in no event shall the aggregate amount of consideration which constitutes interest under any applicable law which is contracted for, charged or received hereunder or under this Credit Agreement or the Note ("Interest") exceed the maximum amount of nonusurious interest allowed by law, and any excess shall be credited on this Credit Agreement or the Note (or if all obligations under this Credit Agreement and the Note shall have been paid in full, refunded to the Borrower). For purposes of the foregoing, the maximum amount of interest allowed by law shall be calculated by determining the amount of interest that could be contracted for, charged or received during the term hereof at the maximum rate of nonusurious interest allowed from time to time by applicable law as is now or, to the extent allowed by law, as may hereafter be in effect (the "maximum nonusurious interest rate") and, if at any time the rate of Interest to accrue would exceed the maximum nonusurious interest rate, the rate of Interest to accrue under the Note shall be limited to the maximum nonusurious interest rate, but any subsequent reductions in the Governing Rate shall not reduce the rate of Interest to accrue under this Credit Agreement or on the Note below the maximum nonusurious interest rate until the total amount of Interest accrued and paid under this Credit Agreement or on the Note equals the amount of Interest which could have accrued if a rate per annum equal to the Governing Rate plus 2.90% had at all times been in effect.

Section 6. LOAN PAYMENTS

      6.1 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day is in a new month, then the payment required under this Credit Agreement or the Note shall be made on the first Business Day preceding the original date on which payment was due. If a payment of principal has been extended pursuant to this
Section 6.1, interest shall be payable on such principal at the applicable rate during such extension.

      6.2 REPAYMENT OF LOAN.

      (a) The Borrower may repay any amounts outstanding under the Loan prior to the Maturity Date upon irrevocable written notice to the Lender no later than 4:00 p.m. New York time on the day before repayment and without prepayment fee or penalty. All repayments under this Section 6.2(a) shall be no less than USD 100,000.

      (b) (i) After the first anniversary of the first Drawdown Date, the Borrower may terminate this Credit Agreement and prepay in full all amounts outstanding under the Note and this Credit Agreement on any subsequent Interest Payment Date after giving at least ten (10) Business Days prior notice of such intent to terminate and prepay and payment to the Lender of accrued and unpaid interest under the Note and all other amounts due under this Credit Agreement and the other Loan Documents, including the prepayment premium referred to below. Any notice of termination and prepayment hereunder shall be irrevocable.

            (ii) Prepayments made under this Section 6.2(b) shall include a prepayment premium as follows:

                  (A) If made on or before the second anniversary of the first Drawdown Date two percent (2%) of the Commitment;

                  (B) If made on or before the third anniversary of the first Drawdown Date - one percent (1%) of the Commitment.

      (c) The Borrower shall repay all amounts outstanding under the Loan to the Lender in one payment on the Maturity Date.

      6.3 PAYMENT PROCEDURE. All payments and prepayments made by the Borrower under the Note or this Credit Agreement shall be made by wire transfer in immediately available funds before 12:00 noon, New York Time on the date such payment is required to be made to the Lender pursuant to the Lender's written instructions. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. All payments and prepayments received shall be applied first to accrued interest and then to the reduction of principal.

      6.4 NET PAYMENTS.

      (a) All sums payable by the Borrower under this Credit Agreement, or the Note, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any Taxes, other than any Tax, on or measured by the income of the Lender) shall not be less than the amounts otherwise specified to be paid under this Credit Agreement or the Note.

      (b) A certificate as to any additional amounts payable to the Lender under this Section 6.4 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error.

      (c) With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any income tax credit to which the Lender may be entitled. In the event that such a deduction or withholding for Taxes becomes so applicable, the Lender and the Borrower will use their best efforts to minimize the effect of such Taxes.

      6.5 RIGHTS OF SET-OFF. Lender shall, with respect to the Loan and all other amounts payable hereunder, have all rights of set-off, banker's lien and counterclaim as it is entitled to exercise under the law of the jurisdiction in which such rights are exercised.

      6.6 CHANGES IN CIRCUMSTANCES.

      (a) If, by reason of any change subsequent to the date of this Credit Agreement in applicable law or regulation or regulatory requirement or directive whether or not having the force of law or in the interpretation or application thereof by the governmental or quasi-governmental or judicial authority or central bank charged with the administration or interpretation of such law or regulation (a "Change in Circumstance"), the Lender shall determine in good faith that it has become unlawful or impossible for it to perform its obligations hereunder, the Lender shall immediately notify the Borrower and, after such notice, the liability of the Lender to advance or maintain the Advances shall immediately cease or, if any Advance has been made, the Borrower shall prepay to the Lender such Advance. In any such event, but without prejudice to the aforesaid obligation of the Borrower to prepay, the Borrower and the Lender shall negotiate in good faith for a period not to exceed ninety (90) days commencing from the date notice is given by the Lender as provided above, with a view to agreeing to terms for making or continuing to make available the Commitment from another jurisdiction or funding of the affected Advance.

      (b) If the effect of any Change in Circumstance having effect after the date hereof, is to:

            (i) change the basis of taxation to the Lender of payment of principal or interest or any other payment due pursuant to the terms of this Credit Agreement or the Note (other than an increase in the rate of taxation on the Lender's overall net income); or

            (ii) impose or modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of or loans by the Lender; or

            (iii) impose on the Lender any other condition affecting the Commitment or the Loan or any part thereof, the result of which is either to increase the cost to the Lender of making available or maintaining the Commitment or the Loan or any part thereof or to reduce the amount of any payment received by the Lender hereunder; then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the Lender;

                  (A) the Lender shall notify the Borrower of any of the above circumstances and the Lender shall use all reasonable efforts (without any financial commitment on its part) to avoid the effects of any such change and in particular, shall consider (without any commitment on its part) fulfilling its obligations under this Credit Agreement through another office or transferring its interest in this Credit Agreement and the Note at par to one or more of its Affiliates not affected by the Change in Circumstances if such transfer can be accomplished without material added cost to the Lender and in a manner compatible with its operational procedures; or

                  (B) If the efforts referred to in (A) above fail to have the effect of eliminating the increased cost incurred by the Lender or the reduction in the amount of any payment received, the Borrower shall, within three (3) Business Days following demand (whether made before or after any repayment of the amounts outstanding under this Credit Agreement and the Note), pay to the Lender such amount as the Lender shall certify to be necessary to compensate the Lender for such additional cost or reduction; provided, however, that despite such payments, the Lender and the Borrower shall continue to use their best efforts to reduce the effect of such Change in Circumstance; and

                  (C) At any time thereafter, so long as the Change in
            Circumstance giving rise to the obligation to make the compensating payment continues, the Borrower may, upon giving the Lender not less than ten (10) Business Days' written notice which shall be irrevocable, prepay to the Lender the Loan.

      (c) If any amounts outstanding under this Credit Agreement are to be prepaid by the Borrower pursuant to any of the provisions of this Section 6.6, the Borrower shall simultaneously with such prepayment pay to the Lender all accrued interest and fees on the amounts to be prepaid. No prepayment premium or penalty shall be due in connection with any payment required by this Section 6.6.

      (d) The certificate of determination of a Lender, as to any matters referred to in this Section 6.6 shall show in reasonable detail the amount payable and the calculations used in good faith to determine such amount and shall, save for any manifest error, be conclusive and binding on the Borrower.

Section 7. SECURITY.

      7.1 MORTGAGES. The Loan and all other amounts due under this Credit Agreement shall be secured in accordance with the provisions of the Mortgages.

      7.2 GUARANTY. The Loan and all other amounts due under this Credit Agreement shall be secured in accordance with the provisions of the Guaranty.

      7.3 FURTHER ASSURANCES. The Borrower agrees to execute and deliver to the Lender such financing statements or other instruments or documents as the Lender may reasonably request in order to perfect the security created by the Mortgages, or otherwise required by this Credit Agreement.

Section 8. CONDITIONS PRECEDENT.

      8.1 DOCUMENTS REQUIRED AS CONDITIONS PRECEDENT TO THE DRAWDOWN OF THE FIRST ADVANCE. The obligation of the Lender to make the first Advance is subject to the condition precedent that the Lender shall have received at or prior to the first Drawdown Date all of the following, each dated on or before the first Drawdown Date and each in form and substance satisfactory to the Lender.

      (a) The executed Note and the other Loan Documents.

      (b) Certified copies of the resolutions of the Boards of Directors of the Borrower and the Guarantors authorizing the execution and delivery by the Guarantors and the Borrower of the Loan Documents to which they are parties and all documents evidencing other necessary corporate action with respect to the Loan Documents.

      (c) Certificates of the Secretaries or the Assistant Secretaries of the Guarantors and the Borrower certifying the names and true signatures of the officers of the Guarantors and the Borrower authorized to sign the Loan Documents on behalf of the Guarantors and the Borrower and the other documents or certificates to be executed by the Guarantors and the Borrower pursuant to this Credit Agreement.

      (d) Copies certified as of a recent date by the Secretaries or the Assistant Secretaries of the Guarantors and the Borrower of their By-Laws.

      (e) Copies of the Guarantors' and the Borrower's Certificates of Incorporation certified by the relevant officials of their jurisdiction of incorporation within thirty (30) days from the date of the first Drawdown Date and certificates dated within thirty (30) days of the first Drawdown Date of the relevant officials of their jurisdiction of incorporation as to the existence and good standing of the Guarantors and the Borrower.

      (f) An opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, counsel to the Guarantors and the Borrower.

      (g) An opinion of Gardere Wynne Sewell, L.L.P., special counsel to the Lender.

      (h) The Borrower shall have executed and delivered to the Lender copies of all documents and filings and shall have taken all actions necessary to perfect the security interests created by the Mortgages as first priority perfected fleet mortgages on the Vessels.

      (i) All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Borrower's assets) required to (i) authorize the execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrower or the Guarantors pursuant to, or constituting a default (with due notice or lapse of time or both), or resulting in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which the Borrower or either Guarantors is a party (other than the Mortgages) or to the Borrower' knowledge after due inquiry by which the Borrower or the Guarantors or their property may be bound or affected, or under the Certificates of Incorporation or By-Laws of the Borrower or the Guarantors, shall have been obtained or made.

      (j) Payment by the Borrower of the fees referred to in Section 9.1 below.

      (k) There shall have been no material adverse change in the financial condition of the Borrower or either Guarantors since the financial statements delivered to the Lender for the period ending March 31, 2001.

      (l) If the first Drawdown Date is not the date hereof, certificates dated the first Drawdown Date of an officer of the Borrower and the Guarantors, respectively, certifying that:

            (i) The representations and warranties contained in Section 10 below and in Section 7 of the Guaranty are correct on and as of the first Drawdown Date as through made on and as of such date except those expressly made as of another date; and

            (ii) No event has occurred and is continuing, or would result from the first Advance which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

      (m) Evidence of the insurances required by Section 11.2 below.

      8.2 ADDITIONAL CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of the Lender to make each subsequent Advance shall be subject to the further condition precedent that the Lender shall have received at or prior to the date of such subsequent Advance, each dated on or before the date of the subsequent Advance and each in form and substance satisfactory to the Lender:

      (a) a certificate (dated the date of such Advance) of an officer of the Borrower and the Guarantors, respectively, certifying that:

            (i) The representations and warranties contained in Section 10 below and in Section 7 of the Guaranty are correct on and as of the date such Advance is made as though made on and as of such date except those expressly made as of another date; and

            (ii) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or with the passing of time or the giving of notice would constitute an Event of Default.

      (b) payment by the Borrower of the fees required to be paid on or before such date by Section 9.1 below.

      8.3 WAIVER OF CONDITIONS PRECEDENT. All of the conditions precedent contained in this Section 8 are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

Section 9. FEES AND EXPENSES.

      9.1 FEES.

      (a) The Borrower shall pay to the Lender a facility fee of USD 68,750 at or prior to the first Drawdown Date.

      (b) The Borrower shall pay to the Lender a commitment fee of USD 25,000 at or prior to the first Drawdown Date which fee shall be credited to the facility fee referred to in Section 9.1(a) above or, if no Advances are made under this Credit Agreement, shall be non-refundable and shall be in consideration for the Lender making the revolving credit facility available to the Borrower.

      (c) The Borrower shall pay to the Lender an unused line fee of .25% payable in arrears on the quarterly anniversaries of the date of this Credit Agreement based upon the difference between the average daily balance of the Loan for the most recently ended quarter and the Availability.

      9.2 EXPENSES. The Borrower agrees, whether or not any Advance is made, to promptly pay or reimburse the Lender upon demand for all reasonable fees and disbursement of the Lender, including, but not limited to, travel and other out-of-pocket expenses of the Lender and the reasonable fees and expenses of external counsel and technical consultants to the Lender, incurred in connection with (a) the preparation, execution and delivery of the Loan Documents, the making of Advances under this Credit Agreement and all other documents referred to herein and any amendments, renegotiation, refinancing or waivers to or termination of any thereof, (b) the recording, filing and perfection of all security interests created by the Loan Documents and (c) the protection of the rights of Lender under this Credit Agreement and all other documents referred to herein and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise.

      9.3 GENERAL INDEMNITY. The Borrower hereby agrees to:

      (a) pay and hold the Lender harmless from and against any and all present and future stamp and other similar Taxes with respect to the Note and the other Loan Documents and save the

Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes, and will indemnify the Lender for the full amount of Taxes paid by the Lender in respect of payments made or to be made hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted;

      (b) indemnify the Lender and its officers, directors, employees, representatives, agents, attorneys and Affiliates (an "Indemnitee") from and hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of the Loan, (ii) the operations of the business of the Borrower, (iii) the failure of the Borrower to comply with any requirement of any Government Agency, or (iv) any other aspect of this Credit Agreement, the Note and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the negligence of any Indemnitee;

      (c) In the case of any indemnification hereunder, the Lender or other Person indemnified hereunder shall give notice to the Borrower within a reasonable period of time of any such claim or demand being made against it and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnitee shall bear its own cost of defense unless there is a conflict of interest between the Borrower and such Indemnitee.

      (d) No Indemnitee may settle any claim to be indemnified pursuant to this
Section 9.3 without the consent of the indemnitor, such consent not to be unreasonably withheld; PROVIDED, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnitee proposes, if the indemnitor does not have the financial ability to pay all of its obligations outstanding and asserted against the Indemnitee at that time, including the maximum potential claims against the Indemnitee to be indemnified pursuant to this Section 9.3.

      (e) Notwithstanding anything to the contrary in this Credit Agreement, the Borrower shall have no indemnity obligation with respect to any Indemnitee Matter caused by or resulting from the gross negligence or willful misconduct of the Lender or any other Indemnitee.

      (f) The indemnity and hold harmless contained in this Section 9.3 shall not extend to the Lender or any other Indemnitee in its or his capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also an owner but only to the Lender's capacity as a lender or a holder of security interests.

      9.4 SURVIVAL. The obligations of the Borrower under this Section 9 shall survive payment of all other amounts due under this Credit Agreement.

Section 10. REPRESENTATIONS AND WARRANTIES OF BORROWER.

      The Borrower represents and warrants to the Lender as follows:

      10.1 DUE INCORPORATION, QUALIFICATION, ETC. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on its business or financial condition, and it has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted.

      10.2 CAPACITY. It has full corporate power and authority to execute and deliver, and to perform and observe the provisions of the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

      10.3 AUTHORITY AND ENFORCEABILITY. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been or will be duly authorized by all necessary corporate action. This Credit Agreement (including the New York choice of law) constitutes, and the other Loan Documents to which it is a party constitute, or will constitute, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, subject to laws affecting creditors' rights generally and applicable equitable principles. The Mortgages shall on the first Drawdown Date create and constitute valid and perfected first priority ship mortgages on the Vessels, subject to the exceptions contained therein, enforceable against all third parties, subject to laws affecting creditors' rights generally and applicable equitable principles, and shall secure the Loan.

      10.4 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (other than any routine filings which may be required after the date hereof with appropriate governmental authorities required in connection with the perfection of the security interests created by any of the Loan Documents), or exemption by, any Governmental Agency, is required to authorize the execution, delivery and performance by such Borrower of the Loan Documents to which it is a party.

      10.5 COMPLIANCE WITH OTHER INSTRUMENTS. The execution and delivery of this Credit Agreement and compliance with its terms, the issuance of the Note and the execution and delivery of the Mortgages and the compliance with their terms as contemplated herein, do not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance (except those contemplated by this Credit Agreement) upon any properties of the Borrower pursuant to, or constitute a default (with due notice or lapse of time or both), or result in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under any indenture, agreement, order, judgment or instrument under which the Borrower is a party or to the Borrower's knowledge, after due inquiry, by which the Borrower or its property may be bound or affected, or under the Certificate of Incorporation or By-Laws of the Borrower, and, to the Borrower's knowledge, after due inquiry, do not violate any provision of applicable law.

      10.6 FINANCIAL STATEMENTS.

      (a) The consolidated balance sheets of the Borrower and the Guarantors as of March 31, 2001 and the related consolidated statements of income and cash flow of the Borrower and the Guarantors for the month and year to date period ended on that date, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP and fairly present the financial conditions of the Borrower and the Guarantors as of such date and the results of the operations of the Borrower and the Guarantors for the period ended on such date.

      (b) As of March 31, 2001 the Borrower and the Guarantors have no contingent liabilities which, if determined adversely to them (either singly or in the aggregate), would have a material adverse effect.

      10.7 MATERIAL ADVERSE EVENTS. Since March 31, 2001 neither the business, the prospects, the properties nor the condition (financial or otherwise) of the Borrower or either Guarantors have been materially adversely affected.

      10.8 LITIGATION, ETC. Except as disclosed in writing to the Lender, there are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or the Guarantors, at law or in equity which, if adversely determined, would have a material adverse effect on the Borrower or the Guarantors. To the Borrower's knowledge, as of March 31, 2001, neither Borrower or the Guarantors was in violation with respect to any applicable laws or regulations which non-compliance would have a material adverse effect nor is the Borrower or the Guarantors in violation or default with respect to any order, writ, injunction, demand or decree of any court or any Person or in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material respect under any indenture, agreement or other instrument under which the Borrower or the Guarantors is a party or may be bound, default under which would have a material adverse effect.

      10.9 PRINCIPAL PLACE OF BUSINESS. The chief executive office and principal place of business of the Borrower and the Guarantors is located at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

      10.10 PATENT AND OTHER RIGHTS. The Borrower and the Guarantors have the right to use all patents, licenses, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted without known conflict with the rights of others which would materially and adversely affect such businesses.

      10.11 TAXES. The Borrower and the Guarantors have filed or caused to be filed all tax returns which are required to be filed by them, pursuant to the laws, regulations or orders of each Person with taxing power over the Borrower and the Guarantors or their assets. The Borrower and the Guarantors have paid, or made provision for the payment of, all Taxes which have or may have become due pursuant to said returns, or otherwise, or pursuant to any assessment received by the Borrower and the Guarantors, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. The charges, accruals and reserves in respect of Taxes on the books of the Borrower and the Guarantors are adequate (determined in accordance with GAAP). There are no proposed material tax assessments against any Borrower or the Guarantors and no extension of time for the assessment of federal, state or local Taxes of the Borrower or the Guarantors is in effect or has been requested.

      10.12 EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. No Reportable Event has occurred and is continuing with respect to any Plan.

      10.13 INVESTMENT COMPANY ACT OF 1940. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940.

      10.14 SUBSIDIARIES. The Borrower has no subsidiaries. The Guarantors have no active subsidiaries other than the Borrower, Horizon Group L.D.C., a Cayman Island limited duration company, Horizon Offshore Contractors, Ltd., a Cayman Islands limited liability company, Horizon Offshore Nigeria, Ltd., a Nigerian corporation and Horizon Subsea Services, Inc., a Delaware corporation.

      10.15 ENVIRONMENTAL COMPLIANCE.

      (a) The Borrower has duly complied in all material respects with, and its properties and operations are in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which their properties or operations are located.

      (b) As of the date of this Credit Agreement, the Borrower has received no notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the properties owned or operated by the Borrower.

      (c) The Borrower has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (i) air emissions, (ii) discharges to surface water of ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (vi) other environmental, health or safety matters necessary for the ownership or operation of the properties owned or operated by the Borrower and such permits, licenses, certificates and approvals are in full force and effect on the date of this Credit Agreement.

      (d) To the best of the Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from or as a result of any operations or any of the properties owned or operated by the Borrower's required to be reported to any Governmental Agency.

      (e) There has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the properties owned or operated by the Borrower.

      10.16 INDEBTEDNESS. The Borrower has no indebtedness for borrowed money other than the Indebtedness hereunder, a loan of approximately USD 42,691,396 under that certain Loan Agreement dated as of December 30, 1998, as amended, (the "1998 Loan Agreement") among the financial institutions named therein, The CIT Group/Equipment Financing, Inc., as Agent for such financial institutions, the Borrower and the Guarantors and a loan of approximately USD 25,000,000 under that certain loan agreement dated March 26, 2001 (the "Southwest Loan Agreement") among the Borrower, the Guarantors and Southwest Bank of Texas, N.A.

Section 11. AFFIRMATIVE COVENANTS OF BORROWER.

      Until the payment in full of all amounts due under this Credit Agreement and the Note by the Borrower, unless compliance shall have been waived by the Lender, the Borrower and the Guarantors agree that:

      11.1 FINANCIAL STATEMENTS, REPORTS AND INSPECTION.

      (a) The Borrower and the Guarantors will furnish to the Lender:

            (i) as soon as possible and in any event within two (2) Business Days after an officer of the Borrower has knowledge of the occurrence of any Event of Default or of any default in the performance of the Loan Documents, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default or such a default, which is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth the details of such Event of Default or event or default and the action which the Borrower proposes to take with respect thereto;

            (ii) as soon as available and in any event within forty-five (45) days after the close of each quarter of the Parent's fiscal years, a copy of quarterly consolidated financial statements for the Parent prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of the Parent together with consolidating statements of the Borrower;

            (iii) as soon as available and in any event within ninety (90) days after the close of the Parent's fiscal years, a copy of the consolidated annual audited financial statements for such year for the Parent certified by Arthur Andersen, LLP or other independent public accountants of recognized standing acceptable to the Lender;

            (iv) on the fifteenth (15th) day and the last day of each month, a barge status report in form and substance satisfactory to the Lender;

            (v) as soon as possible and in any event by December 1 of each year an annual business plan for the Borrower for the coming year, including projections of expenses and revenues; and

            (vi) (A) as soon as possible, and in any event, within thirty (30) days after either the Borrower or the Guarantors know that any Reportable Event with respect to any Plan has occurred, a statement of an officer of the Borrower or the Guarantors setting forth details as to such Reportable Event and the action which the Borrower or the Guarantors propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrower or the Guarantors and (B) promptly after receipt thereof a copy of any notice relating to a Reportable Event having a material adverse effect, the Borrower, or the Guarantors or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; PROVIDED, HOWEVER, this
      Section 11.1(a)(vii)(B) shall not apply to notice of general application promulgated by the Department of Labor.

      (b) The Borrower or the Guarantors will, upon request, furnish to the Lender such information as the Lender may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrower or the Guarantors and will permit the Lender or its representatives at any reasonable time or times during normal business hours upon three (3) Business Days' prior notice, to inspect the properties of the Borrower or the Guarantors, to inspect, audit and examine the books or records of the Borrower or the Guarantors and to take extracts therefrom and will reimburse the Lender for all reasonable expenses incurred in connection therewith.

      (c) Within forty-five (45) days of the close of the first three quarters of the Parent's fiscal year and on the dates that the annual reports required pursuant to Section 11.1(a)(iii) above are provided to the Lender, the Parent shall furnish to the Lender a certificate signed by the chief financial officer or chief accounting officer of the Guarantors certifying that (A) the representations and warranties contained in Section 10 of this Credit Agreement are correct on and as of the date of such certificate as though made on and as of such date except those expressly made as of another date and (B) the Parent is in compliance with all of the covenants contained in Sections 12.14, 12.15, 12.16, 12.17 and 12.18 of this Credit Agreement, such certificates showing the relevant computations for such compliance.

      (d) As soon as possible and in any event within ninety (90) days of the end of each of the Parent's fiscal years, a certificate from the Parent's auditors referred to in Section 11.1(a)(iii) above, certifying that (A) such auditor is not aware of any Events of Default and (B) the Parent is in compliance with the covenants contained in Sections 12.14, 12.15, 12.16, 12.17 and 12.18 of this Credit Agreement, such certificates showing the relevant computations for such compliance.

      11.2 INSURANCE. The Borrower shall insure, or cause to be insured, the Vessels as required by Article I, Section 15 of the Mortgages.

      11.3 OTHER DEBT. Except for the Indebtedness referred to in Section 10.16 above and the Permitted Liens, the Borrower will promptly pay and discharge any and all Indebtedness, liens, charges, and all Taxes imposed upon it or upon its income or profits, or upon any of their properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrower, except such as may in good faith be contested or disputed, provided appropriate reserves are maintained in accordance with GAAP.

      11.4 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrower and the Guarantors will preserve and maintain their corporate existence, their business as presently conducted, and all of their rights, privileges and franchises necessary or desirable in the normal conduct of said business, and will conduct their businesses in an orderly, efficient and regular manner.

      11.5 FINANCIAL RECORDS. The Borrower and the Guarantors will keep books of record and account in which proper entries will be made of their transactions in accordance with GAAP.

      11.6 ENVIRONMENTAL COMPLIANCE.

      (a) The Borrower will comply with and will use its best efforts to cause its agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrower) to so comply with (i) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the properties owned or operated by the Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the properties or operations of the Borrower are located.

      (b) The Borrower will use its best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the properties owned or operated by the Borrower.

      11.7 ENVIRONMENTAL NOTIFICATIONS. The Borrower shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Credit Agreement:

      (a) Any written notification made by the Borrower to any U.S. or foreign federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the properties and operations owned or operated by the Borrower;

      (b) Knowledge by an officer of the Borrower of receipt of service by the Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any U.S. or foreign court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the properties owned or operated by the Borrower or (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the properties and operations owned or operated by the Borrower.

      (c) It is understood by the parties hereto that the above mentioned notices are solely for the Lender's information, may not otherwise be required by any U.S. or foreign federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender and the Lenders.

      (d) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, ET SEQ.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

      11.8 ENVIRONMENTAL INDEMNIFICATION.

      (a) The Borrower hereby agrees to indemnify and hold the Indemnitees harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against any Indemnitee with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the properties owned or operated by the Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower.

      (b) It is the parties' understanding that neither the Lender nor any other Indemnitee does now, has never and does not intend in the future to exercise any operational control or maintenance over of the properties and operations owned or operated by the Borrower, nor has any of them in the past, presently, or intends in the future to, maintain an ownership interest in the properties owned or operated by the Borrower except as may arise upon enforcement of the Lender's or the Lender's rights under the Mortgages.

      (c) The indemnity and hold harmless contained in this Section 11.8 shall not extend to the Lender, or any other Indemnitee in its or his capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower are also an owner but only to the Lender's capacity as a lender or a holder of security interests.

      11.9 SUBORDINATION OF INDEBTEDNESS. Except for indebtedness referred to in
Section 10.16 above, all of the Indebtedness of the Borrower for borrowed money arising in the future shall be fully subordinated to the Obligations on terms and conditions acceptable to the Lender.

Section 12. NEGATIVE COVENANTS OF BORROWER. Until the payment in full of all amounts due under this Credit Agreement and the Note by the Borrower, the Borrower and the Guarantors agree that they will not without the prior written consent of the Lender:

      12.1 LIENS. Create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of their other assets, revenues or right to receive revenue whether now owned or hereafter acquired, except for the liens and other encumbrances set forth below (the "Permitted Liens"):

      (a) liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrower;

      (b) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrower;

      (c) maritime liens:

            (i) arising in the ordinary course of business by operation of law that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of the Lender or

            (ii) arising in connection with salvage and general average; or

            (iii) arising in connection with crew wages claimed but not paid;

      (d) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrower;

      (e) judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

      (f) liens required by the terms of this Credit Agreement;

      (g) purchase money security interests in connection with the Indebtedness referred to in Section 12.5(e) below;

      (h) liens in favor of The CIT Group/Equipment Financing, Inc., as Agent pursuant to the 1998 Loan Agreement and any replacements and extensions thereof;

      (i) liens in favor of Southwest Bank of Texas, N.A. pursuant to the Southwest Loan Agreement and any replacements and extensions thereof; and

      (j) liens securing the Indebtedness referred to in Sections 12.5(h) and 12.5(i) below.

      12.2 LINE OF BUSINESS. Enter into any new line of business unrelated to their present activities after the date of this Credit Agreement.

      12.3 CONSOLIDATION, MERGER, ETC. Consolidate with or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of their assets to any Person.

      12.4 MODIFICATION OF AGREEMENTS. Amend, modify or otherwise change any of the Loan Documents.

      12.5 INDEBTEDNESS. Incur any Indebtedness, except:

      (a) the Advances;

      (b) accounts payable and accrued liabilities incurred in the ordinary course of business;

      (c) letters of credit, performance and bid bonds obtained by the Borrower in the ordinary course of their business, up to an aggregate amount of USD 15,000,000.00 at any time;

      (d) supersedeas bonds obtained by the Borrower in the ordinary course of their business;

      (e) purchase money indebtedness in connection with capital expenditures permitted by Section 12.26;

      (f) indebtedness to the lenders under the 1998 Loan Agreement and replacements and extensions thereof;

      (g) indebtedness under the Southwest Loan Agreement and replacements and extensions thereof;

      (h) indebtedness under an Export-Import Bank of the United States loan facility with Southwest Bank of Texas, N.A. in an aggregate amount no greater than USD 15,000,000; and

      (i) indebtedness secured by liens on vessels and related collateral and other real and personal property owned by the Borrower, other than the Vessels.

      12.6 REPORTABLE EVENT. Cause or allow to occur a Reportable Event.

      12.7 CHANGE OF LEGAL STRUCTURE. Cause or allow to occur any material change in their present Certificate of Incorporation or By-Laws adversely affecting the Lender or change their jurisdiction of incorporation.

      12.8 CHANGE OF PLACE OF BUSINESS. Make any change in the address of their principal place of business or their chief executive office except upon thirty
(30) days' prior written notice to the Lender.

      12.9 SUBSIDIARIES. Create or acquire any subsidiaries, unless the Borrower notifies the Lender of the creation or the acquisition of such subsidiary and such subsidiary, at the Lender's request, guarantees the Borrower's obligations hereunder in form and substance satisfactory to the Lender.

     12.10 MANAGEMENT OF VESSELS. Subject to Section 12.11 below, change the flag, class, ownership, management or control of any Vessel.

      12.11 CHARTER. Cause or allow any Vessel to be bareboat chartered to any Person for a period longer than six (6) months without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

      12.12 MODIFICATIONS TO VESSELS. Other than the upgrades and modifications commenced on or before the date of this Agreement, cause or allow any change in the physical characteristics of any Vessel that would, in the reasonable judgment of the Lender, materially interfere with the suitability of such Vessel for normal commercial offshore construction operations; the consent of the Lender to any such modification not to be unreasonably withheld.

      12.13 SALE OF VESSEL, ETC. Sell, transfer or assign any Vessel, or any right to receive the revenue from any Vessel provided, however, that:

            (i) the Borrower and the Guarantors may sell, transfer or assign any surplus or scrap equipment from the Vessels in the ordinary course of business in an amount of up to USD 500,000.00 annually; and

            (ii) the Borrower and the Guarantors may sell, transfer or assign any item of equipment from the Vessels if they first replace such items with equipment of equal or greater value.

      12.14 CURRENT RATIO. Permit the Current Ratio to be less than 1.1 to 1 at any time.

      12.15 WORKING CAPITAL. Permit its consolidated Working Capital to be less than USD 3,000,000.00 at any time.

      12.16 FIXED CHARGE COVERAGE RATIO. Permit its Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 on a rolling four quarter basis.

      12.17 DEBT RATIO. Permit its Debt Ratio at any time to be greater than 55%.

      12.18 NET WORTH. Permit its Net Worth to be less than the aggregate of (a) USD 150,000,000 (b) seventy-five percent (75%) of positive net income for each fiscal quarter after March 31, 2001, on a cumulative basis, and (c) seventy-five percent (75%) of the net proceeds of future offerings by the Borrower or the Guarantors of common stock or other equity of any of them.

      12.19 COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. No part of the proceeds of any Advance, will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower or the Guarantors in a violation of Regulation X of said Board or the Lender in a violation of Regulation U of said Board. In particular, without limitation of the foregoing, neither the Borrower nor the Guarantors will use any part of the proceeds of any Advance to be made hereunder to acquire for itself or for any other person any publicly-held securities of any kind. The assets of the Borrower and the Guarantors do not and will not include any margin securities, and the Borrower and the Guarantors have no present intention of acquiring any margin securities. As used in this Section 12.19, the terms "margin security" and "purpose of purchasing or carrying" shall have the meanings assigned to them in the aforesaid Regulation U, and the term "publicly-held", in respect of securities, shall have the meaning assigned to it in Section 220.7(a) of Regulation T of said Board. If requested by the Lender, the Borrower will furnish to the Lender a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

      12.20 LOANS AND INVESTMENTS. Advance funds to, or make investments in, (whether by way of loan, stock purchase or capital contribution) any Person other than in Cash Equivalents.

      12.21 CONTRACTS WITH AFFILIATES. Enter into any transaction with any director, officer, employee, shareholder or Affiliate of the Borrower or the Guarantors except on terms no less favorable to the Borrower than the Borrower could obtain in an arms length transaction with Persons not affiliated with the Borrower.

      12.22 CHANGE OF MANAGEMENT. Cause or allow to occur any material change in their present executive management.

      12.23 LEASE PAYMENTS. Excluding capitalized leases, incur or pay more than USD 5,000,000 per year in the aggregate for operating leases or rental of equipment, vessels or real property having a term in excess of twelve (12) months, other than rental for their principal place of business referred to in
Section 10.9 above.

      12.24 DIVIDENDS. Allow the Parent to make any dividend payments or other distributions to its stockholders or redeem or otherwise acquire any of its stock.

      12.25 FISCAL YEARS. Change or allow to change, the fiscal year of the Borrower or either Guarantor from one ending on December 31.

      12.26 CAPITAL EXPENDITURES. Incur capital expenditures other than for the purpose of upgrading marine construction vessels and the acquisition of equipment and accessories related to such vessels, or other equipment in the ordinary course of the Borrower's business.

      12.27 USE OF VESSELS. Cause or allow any Vessel to be used outside of the Gulf of Mexico.

Section 13. EVENTS OF DEFAULT.

      13.1 EVENTS. An "Event of Default" shall exist if any of the following events shall occur and be continuing:

      (a) The Borrower shall default in the payment or prepayment when due of any principal or interest on the Loan or any fees or other amount payable by them hereunder or under any other Loan Document and such default shall continue for three (3) Business Days after such amount is due; or

      (b) An Event of Default shall have occurred and be continuing under the 1998 Loan Agreement or the Southwest Loan Agreement; or

      (c) The Borrower or the Guarantors shall default in the payment when due of any principal of or interest on any of their other Indebtedness in an aggregate amount in excess of USD 100,000.00; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or Lender on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or

      (d) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or the Guarantors or any certificate furnished to the Lender pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

      (e) The Borrower or the Guarantors shall fail to perform or observe any provision of the Loan Documents to which they are parties and such failure shall continue unremedied for a period of ten (10) Business Days after (i) the failure arises and (ii) the Borrower or the Guarantors have knowledge of such failure, or ten (10) Business Days after the Lender gives the Borrower notice of such failure; or

      (f) The Borrower or the Guarantors shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

      (g) The Borrower or the Guarantors shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect),
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

      (h) A proceeding or case shall be commenced, without the application or consent of the Borrower or the Guarantors in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or either Guarantor or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of the Borrower or either Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or an order for relief against the Borrower or either Guarantor shall be entered in an involuntary case under the U.S. Bankruptcy Code; or

      (i) A judgment for the payment of money in excess of USD 150,000.00 shall be rendered by a court against any of the Borrower or either Guarantor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
(30) days from the date of entry thereof and the Borrower or either Guarantor, respectively, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (j) The Guaranty shall cease to be in full force and effect.

THEN, or at any time thereafter, while any such event remains unremedied or uncured:

      Any declaration made pursuant to this Section 13.1 is subject to the condition that, if at any time after the outstanding principal of the Note shall have become due and payable, and before any foreclosure action has been taken by the Lender under any of the Loan Documents to realize upon the security provided by such documents, and all arrears of interest upon the Note and all other obligations owed to the Lender (except that principal of the Note which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good waived or cured, then the Lender may, by written notice to the Borrower, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

Section 14. MISCELLANEOUS.

      14.1 ENTIRE AGREEMENT. This Credit Agreement with its Schedule and Exhibits embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

      14.2 NO WAIVER. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Credit Agreement or any document delivered pursuant hereto, nor shall any waiver of any breach or default of the Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Lender or the Lenders would otherwise have.

      14.3 SURVIVAL. All representations, warranties and agreements herein contained on the part of the Borrower shall survive the making of the Advances or the issuance of the Letters of Credit hereunder and all such representations, warranties, and agreements shall be effective as long as any amount arising pursuant to the terms of this Credit Agreement or the Note remains unpaid.

      14.4 NOTICES.

      (a) All notices, requests, consents, demands, and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, addressed to the respective party at the address set forth below.

BORROWER AND GUARANTORS:      Horizon Offshore, Inc.
                              Horizon Vessels, Inc.
                              Horizon Offshore Contractors, Inc.
                              2500 CityWest Boulevard, Suite 2200
                              Houston, Texas 77042
                              Attention: Chief Financial Officer
                              Telefax No.: (713) 361-2677

LENDER:                       The CIT Group/Equipment Financing, Inc.
                              1540 Fountainhead Parkway
                              Tempe, Arizona 85282
                              Attention: Vice President - Credit
                              Telefax No.: (480) 858-1489

      14.5 TERMINATION. This Credit Agreement shall terminate when all obligations of the Borrower incurred under the Loan Documents shall have been discharged in full.

      14.6 SEVERABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Credit Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      14.7 SUCCESSORS AND ASSIGNS. This Credit Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns; provided, however, that the Borrower may not transfer its rights to borrow under this Credit Agreement without the prior written consent of the Lender.

      14.8 ASSIGNMENT AND PARTICIPATION.

      (a) The Lender shall have the right, provided it complies with all applicable state and federal securities laws, to assign or grant participation in all or any portion of the Loan outstanding under this Credit Agreement or the Note to any affiliate of the Lender or to any foreign, federal or state banking institution, savings and loan institution or finance company upon thirty (30) days written notice to the Borrower of such assignment or participation.

      (b) The Borrower hereby agrees to assist with any assignment or participation made pursuant to this Section 14.8 by executing and delivering any documents or instruments reasonably requested by the Lender in connection with any such assignment, including but not limited to, amendments to this Credit Agreement, consents to assignments or new promissory notes.

      14.9 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Credit Agreement by signing any such counterpart.

      14.10 JURISDICTION. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS CREDIT AGREEMENT AND THE NOTE MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT THE LENDER THE BORROWER AND THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF EACH SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (i) ANY OBJECTION THE BORROWER, THE GUARANTORS, THE LENDER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF SUCH COURTS, AND (ii) ANY CLAIMS THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 14.10 SHALL LIMIT OR RESTRICT THE RIGHT OF THE LENDER TO BRING SUIT AGAINST THE BORROWER OR THE GUARANTORS ANYWHERE IN THE WORLD TO ENFORCE THE SECURITY PROVIDED IN THE SECURITY AGREEMENT.

      14.11 CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTE ISSUED HEREUNDER AND ALL ISSUES ARISING IN CONNECTION WITH THIS CREDIT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS CREDIT AGREEMENT AND THE NOTE WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE LENDER TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE LENDER IS LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.

      14.12 WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS AND THE LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT, RELATED

TO, OR CONNECTED WITH THIS CREDIT AGREEMENT, ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      14.13 AMENDMENT AND WAIVER. Except as otherwise provided herein, no provision of this Credit Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated, unless all parties hereto consent in writing.

      14.14 NO ORAL AGREEMENTS. THIS WRITTEN CREDIT AGREEMENT WITH ITS SCHEDULE AND EXHIBITS REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      14.15 HEADINGS, ETC. The table of contents of this Credit Agreement and the headings of various sections and subsections herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. References to sections or subsections without reference to the document in which they are contained are references to this Credit Agreement.

      14.16 TAXES. Any Taxes payable or ruled payable by any Government Agency in respect of this Credit Agreement, the Note or any other Loan Document, other than any Tax on or measured by the income of the Lender, shall be paid by the Borrower, together with any interest and penalties.

      14.17 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Credit Agreement and those of any other Loan Document, the provisions of this Credit Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

                                    HORIZON VESSELS, INC.


                                    By:
                                       ---------------------------------------
                                    Name: David W. Sharp
                                    Title: Executive Vice President


                                    HORIZON OFFSHORE CONTRACTORS, INC.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Sharp
                                    Title: Executive Vice President


                                    HORIZON OFFSHORE, INC.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Sharp
                                    Title: Executive Vice President


                                    THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

                                 PROMISSORY NOTE

USD 27,500,000.00                                                   May 10, 2001

      FOR VALUE RECEIVED, HORIZON VESSELS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower") hereby promises to pay to The CIT GROUP/ EQUIPMENT FINANCING, INC. (the "Payee"), or order, on or before May 10, 2004, or otherwise, as hereinafter provided, TWENTY SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS OF THE UNITED STATES OF AMERICA (USD 27,500,000.00) or such lesser principal amount as may be outstanding hereunder and to pay interest on the unpaid portion of said principal sum outstanding from time to time, as hereinafter provided.

                             PRINCIPAL AND INTEREST

      1.1 (a) Interest on this Note shall be payable at the times and the rates as provided in Section 5 of the Credit Agreement (the "Credit Agreement") dated as of May 10, 2001, among the Borrower, Horizon Offshore Contractors, Inc., Horizon Offshore, Inc., and the Payee.

      (b) In case any payment of principal or interest is not paid when due, additional interest at the rate determined as provided in Section 5.3 of the Credit Agreement shall be payable on all overdue principal and, to the extent that the same may be lawful, on all overdue interest.

      1.2 Interest shall be calculated on the outstanding principal amounts as provided in Section 5.1(b) of the Credit Agreement.

      1.3 The principal of this Note shall be payable as provided in Section 6.2 of the Credit Agreement.

      1.4 Notwithstanding any provision of this Note to the contrary, in no event shall the aggregate amount of consideration which constitutes interest under any applicable law which is contracted for, charged or received hereunder or under this Note ("Interest") exceed the maximum amount of nonusurious interest allowed by law, and any excess shall be credited on this Note (or if all obligations under this Note shall have been paid in full, refunded to the Borrower). For purposes of the foregoing, the maximum amount of interest allowed by law shall be calculated by determining the amount of interest that could be contracted for, charged or received during the term hereof at the maximum rate of nonusurious interest allowed from time to time by applicable law as is now or, to the extent allowed by law, as may hereafter be in effect (the "maximum nonusurious interest rate") and, if at any time the rate of Interest to accrue would exceed the maximum nonusurious interest rate, the rate of Interest to accrue under this Note shall be limited to the maximum nonusurious interest rate, but any subsequent reductions in the Governing Rate (as defined in the Credit Agreement) shall not reduce the rate of Interest to accrue on this Note below the maximum nonusurious interest rate until the total amount of Interest accrued and paid on this Note equals the amount of Interest which could have accrued if a rate per annum equal to the Governing Rate plus 2.90% had at all times been in effect.

                                    SECURITY

      2.1 This Note is issued under and pursuant to the Credit Agreement and is secured by, among other things, U.S. and Vanuatu First Preferred Fleet Mortgages on six (6) vessels owned by the Borrower (the "Mortgages"). Reference is hereby made to the Credit Agreement and the Mortgages for a description of the property thereby mortgaged, the nature and extent of the security afforded thereby and the rights of the Borrower and the Payee with respect to such security as provided in the Mortgages. Payment of this Note may be demanded by the holder hereof prior to the maturity of this Note under certain circumstances and conditions, in the manner, and with the effect, provided in the Credit Agreement.

      2.2 This Note evidences the Advances made by the Lender under the Credit Agreement.

                                  MISCELLANEOUS

      3.1 All parties hereto, including endorsers hereof, hereby waive presentment for payment, demand, protest and notice of protest and non-payment hereof and hereby consent that any and all securities or other property, if any, held by or for the holders hereof at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the holder hereof and without notice and without affecting in any manner the liability of the parties hereto.

      3.2 No course of dealing between the Borrower and the

Payee in exercising any rights hereunder shall operate as a waiver of any right of any holder except to the extent expressly waived in writing by such holder.

      3.3 Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day is in a new calendar month, then the payment required hereunder shall be made on the last Business Day preceding the original date on which payment was due. If a payment of principal has been extended pursuant to this
Section 3.3, interest shall be payable on such principal at the applicable rate during such extension.

      3.4 Any notice to be given pursuant to this Note shall be given in accordance with Section 14.4 of the Credit Agreement.

      3.5 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT THAT WITH RESPECT TO THE PROVISIONS OF THIS NOTE WHICH PROVIDE FOR OR RELATE TO THE PAYMENT OF INTEREST, ANY PROVISIONS OF APPLICABLE FEDERAL LAW WHICH PERMIT THE PAYEE TO CHARGE THE HIGHER OF THE RATE PERMITTED BY SUCH APPLICABLE LAW OR BY THE LAWS OF THE STATE IN WHICH THE PAYEE IS LOCATED SHALL BE DEEMED GOVERNING AND CONTROLLING.

      3.6 THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

      3.7 Capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first above written.

                                    HORIZON VESSELS, INC.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Sharp
                                    Title: Executive Vice President

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                              HORIZON VESSELS, INC.
                       HORIZON OFFSHORE CONTRACTORS, INC.
                         2500 CITYWEST BLVD., SUITE 2200
                              HOUSTON, TEXAS 77042

                                   ----------

The CIT Group/Equipment Financing, Inc.
1540 West Fountainhead
Tempe, Arizona  85282

                              REQUEST FOR BORROWING

Dear Sirs:

      Pursuant to Section 4.1(c) of the of the Credit Agreement dated as of May 10, 2001 (the "Loan Agreement") among you as the Lender, the undersigned as the Borrower and Horizon Offshore, Inc. and Horizon Offshore Contractors, Inc., we hereby irrevocably request that you make an Advance under the Credit Agreement and, in that connection set forth below is the information relating to such Advance;

      (i)   the date of the proposed Advance is ___________.
      (ii)  the amount of the proposed Advance is USD ______________.
      (iii) the amount of the proposed Advance should be wire transferred as follows:

      Frost National Bank
      100 W. Houston Street
      San Antonio, Texas
      Horizon Vessels, Inc.
      ABA No.: 114000093
      Account No.: ____________

      If the borrowing requested above fails to take place or is delayed because any of the conditions precedent specified in Section 8 of the Credit Agreement have not been satisfied, the undersigned hereby agrees to indemnify you against any loss incurred as a result of the giving of this Request for Borrowing including without limitation, any loss resulting from actions taken by you to fund the requested Advance but excluding any loss resulting from your gross negligence or willful misconduct. We further agree that a certificate from you stating in reasonable detail the amount of, and basis for, any such loss incurred by you shall be conclusive as to such loss, absent manifest error.

      All capitalized terms used in this Request for Borrowing and not defined herein shall have the meanings given to them in the Credit Agreement.

                              Very truly yours,

                              HORIZON VESSELS, INC.


                              By:__________________________
                                 Name: David W. Sharp
                                 Title: Executive Vice President